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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statement of The Liposome Company, Inc. on Form S-8 (File No. 33-49502) of our report dated February 2, 1995, on our audits of the consolidated financial statements of The Liposome Company, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.


                                                        Coopers & Lybrand L.L.P.


Princeton, New Jersey
March 20, 1995